Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2017 relating to the financial statement of Quintana Energy Services Inc., which appears in Quintana Energy Services Inc.’s Registration Statement on Form S-1 (No. 333-219837).

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 13, 2018